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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

            REGISTRATION RIGHTS AGREEMENT, dated as of November 2, 2004 (this "Agreement"), by and among Calamos Asset Management, Inc., a Delaware corporation ("CAM"), Calamos Family Partners, Inc., a Delaware corporation ("CFP"), and John P. Calamos.

            WHEREAS, CFP is the beneficial owner of 100 shares of CAM's Class B common stock, par value $0.01 per share (the "Class B Common Stock"), each of which is exchangeable for one share of CAM's Class A common stock, par value $0.01 per share (the "Class A Common Stock"), at the option of the holder thereof;

            WHEREAS, CFP is the beneficial owner of 96,800,000 membership units ("Membership Units") in Calamos Holdings LLC, a Delaware limited liability company, each of which is exchangeable for one share of CAM's Class A Common Stock, at the option of the holder thereof; and

            WHEREAS, John P. Calamos is the beneficial owner of 200,000 membership units ("Membership Units") in Calamos Holdings LLC, a Delaware limited liability company, each of which is exchangeable for one share of CAM's Class A Common Stock, at the option of the holder thereof.

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, CAM, CFP and John P. Calamos, for themselves, their successors, and assigns, hereby agree as follows:

            1. Definitions. As used in the Agreement, the terms below shall have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

            "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

            "Agreement" shall have the meaning set forth in the preamble of this Agreement.

            "Blackout Period" shall have the meaning set forth in Section 4 of this Agreement.

            "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York in the State of New York.

            "CAM" shall have the meaning set forth in the preamble to this Agreement.

            "CFP" shall have the meaning set forth in the preamble of this Agreement.

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            "Class A Common Stock" shall have the meaning set forth in the recitals of this Agreement.

            "Class B Common Stock" shall have the meaning set forth in the recitals of this Agreement.

            "Commission" shall mean the Securities and Exchange Commission, or any successor thereto.

            "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

            "Demand for Registration" shall have the meaning set forth in
Section 2(d) of this Agreement.

            "Demand Registration" shall have the meaning set forth in Section 2(a) of this Agreement.

            "Demand Registration Statement" shall have the meaning set forth in
Section 2(a) of this Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

            "Holder" shall mean CFP and John P. Calamos, and any transferees of CFP or John P. Calamos to whom Registrable Securities are permitted to be transferred in accordance with the terms of this Agreement, and, in each case, who continues to be entitled to the rights of a Holder hereunder.

            "IPO" shall mean the initial public offering of the Class A Common Stock pursuant to an offering registered under the Securities Act.

            "Indemnified Party" shall have the meaning set forth in Section 8(d) of this Agreement.

            "Indemnifying Party" shall have the meaning set forth in Section 8(d) of this Agreement.

            "Maximum Number of Securities" shall have the meaning set forth in
Section 2(b) of this Agreement.

            "Membership Unit" shall have the meaning set forth in the recitals of this Agreement.

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            "NASD" shall mean the National Association of Securities Dealers,
Inc., or any successor entity thereof.

            "Participating Demand Holders" shall have the meaning set forth in
Section 2(a) of this Agreement.

            "Participating Piggy-Back Holders" shall have the meaning set forth in Section 3(b) of this Agreement.

            "Person" shall mean any individual, corporation, partnership, joint venture, firm, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

            "Piggy-Back Registration" shall have the meaning set forth in
Section 3(a) of this Agreement.

            "Piggy-Back Registration Statement" shall have the meaning set forth in Section 3(a) of this Agreement.

            "Registrable Securities" shall mean shares of Class A Common Stock issuable or issued upon conversion of shares of Class B Common Stock or in exchange for Membership Units. For purposes of this Agreement, (i) Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement and (ii) the Registrable Securities of a Holder shall not be deemed to be Registrable Securities at any time when the entire amount of such Registrable Securities proposed to be sold by such Holder in a single sale constitute less than 1% of the then outstanding shares of Class A Common Stock or, in the opinion of counsel satisfactory to CAM and such Holder, each in their reasonable judgment, may be distributed to the public pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act in any three-month period or any such Registrable Securities have been sold in a sale made pursuant to Rule 144 of the Securities Act.

            "Registration Statement" shall mean the Demand Registration Statement, the Piggy-Back Registration Statement and/or the Shelf Registration Statement, as the case may be.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

            "Shelf Registration" shall have the meaning set forth in Section 2(c) of this Agreement.

            "Shelf Registration Statement" shall have the meaning set forth in
Section 2(c) of this Agreement.

            2. Demand Registration.

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            (a)   At any time commencing at least 365 days after the effective date of any registration statement covering the IPO, after receipt of a written request from a Holder requesting that CAM effect a registration (a "Demand Registration") under the Securities Act covering all or part of the Registrable Securities held by such Holder which specifies the intended method or methods of disposition thereof, CAM shall promptly notify all Holders in writing of the receipt of such request and each such Holder, in lieu of exercising its rights under Section 3 hereof may elect (by written notice sent to the CAM within 10 Business Days from the date of such Holder's receipt of the aforementioned notice from CAM) to have all or part of such Holder's Registrable Securities included in such registration thereof pursuant to this Section 2, and such Holder shall specify in such notice the number of Registrable Securities that such Holder elects to include in such registration. Thereupon CAM shall, as expeditiously as is possible, but in any event no later than 30 days (excluding any days which occur during a permitted Blackout Period under Section 4 below) after receipt of a written request for a Demand Registration, file with the Commission and use its commercially reasonable efforts to cause to be declared effective, a registration statement (a "Demand Registration Statement") relating to all shares of Registrable Securities which CAM has been so requested to register by such Holders ("Participating Demand Holders") for sale, to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Securities so registered, provided, however, that CAM shall not be required to file a Demand Registration Statement and otherwise comply with the provisions of this Section 2 unless the aggregate number of the Registrable Securities requested to be registered (i) constitute at least 5% of the Registrable Securities issued and outstanding as of the date of this Agreement or (ii) have an aggregate minimum market value of at least US$85,000,000 based on the closing trading price of the Class A Common Stock on the date the demand to file such Demand Registration Statement is made.

            (b) If the majority of the Participating Demand Holders in a Demand Registration relating to a public offering so request that the offering be underwritten with a managing underwriter selected in the manner set forth in
Section 12 below and such managing underwriter of such Demand Registration advises CAM in writing that, in its opinion, the number of securities to be included in such offering is greater than the total number of securities which can be sold therein without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the "Maximum Number of Securities"), then CAM shall include in such Demand Registration the Registrable Securities that the Participating Demand Holders have requested to be registered thereunder only to the extent the number of such Registrable Securities does not exceed the Maximum Number of Securities. If such amount exceeds the Maximum Number of Securities, the number of Registrable Securities included in such Demand Registration shall be allocated among all the Participating Demand Holders on a pro rata basis (based on the number of Registrable Securities held by each Participating Demand Holder). If the amount of such Registrable Securities does not exceed the Maximum Number of Securities, CAM may include in such Registration any other securities of CAM and other securities held by other security holders of CAM, as CAM may in its discretion determine or be obligated to allow, in an amount which together with the Registrable Securities included in such Demand Registration shall not exceed the Maximum Number of Securities.

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            (c)   Any Demand Registration Statement may be required by
Participating Demand Holders constituting a majority of the Registrable Securities to be in an appropriate form under the Securities Act (a "Shelf Registration Statement") relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (the "Shelf Registration"). Any such demand to file a Shelf Registration Statement shall require the use of two Demand for Registration requests.

            (d) Holders shall be entitled to an aggregate of 15 registrations of Registrable Securities pursuant to this Section 2 (each, a "Demand for Registration"); provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(d) unless (i) a Registration Statement relating thereto has been declared effective by the Commission, (ii) it has remained effective for the period set forth in
Section 5(a), (iii) CAM shall have complied with the provisions of Sections 2(a), 2(b) and 2(c), without giving effect to the proviso in Section 2(a) and
(iv) the offering of Registrable Securities pursuant to such Registration Statement is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such stop order, injunction, or other requirement of the Commission prompted by act or omission of Holders of Registrable Securities).

            (e) Notwithstanding anything to the contrary contained herein, CAM shall not be required to prepare and file more than two Demand Registration Statements in any twelve-month period.

            3. Piggy-Back Registration.

            (a) If, at any time after the IPO, CAM proposes to file on its behalf and/or on behalf of any holder of its securities (other than a holder of Registrable Securities) a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of CAM pursuant to any employee benefit plan, respectively) for the registration of any of its equity interests (a "Piggy-Back Registration"), it will give written notice to all Holders at least 20 days before the initial filing with the Commission of such piggy-back registration statement (a "Piggy-Back Registration Statement"), which notice shall set forth the intended method of disposition of the securities proposed to be registered by CAM. The notice shall offer to include in such filing the aggregate number of shares of Registrable Securities as such Holders may request, subject to the limits set forth in Section 3(c) below.

            (b) Each Holder desiring to have Registrable Securities registered under this Section 3 ("Participating Piggy-Back Holders") shall advise CAM in writing within 10 days after the date of receipt of such offer from CAM, setting forth the amount of such Registrable Securities for which registration is requested. CAM shall thereupon include in such filing the number or amount of Registrable Securities for which registration is so requested, subject to paragraph (c) below, and shall use its commercially reasonable efforts to effect registration of such Registrable Securities under the Securities Act.

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            (c)   If the Piggy-Back Registration relates to an underwritten
public offering and the managing underwriter of such proposed public offering advises in writing that, in its opinion, the amount of Registrable Securities requested to be included in the Piggy-Back Registration in addition to the securities being registered by CAM would be greater than the Maximum Number of Securities (having the same meaning as defined in Section 2 but replacing the term "Demand Registration" with "Piggy-Back Registration"), then:

            (i) in the event CAM initiated the Piggy-Back Registration, CAM shall include in such Piggy-Back Registration (A) the securities CAM proposes to register and (B) the securities of all other selling security holders, including the Participating Piggy-Back Holders, to be included in such Piggy-Back Registration in an amount which together with the securities CAM proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of CAM held by each such selling security holder);

            (ii) in the event any holder of Securities of CAM initiated the Piggy-Back Registration, CAM shall include in such Piggy-Back Registration
      (A) the securities such initiating security holder proposes to register,
      (B) the securities of any other selling security holders (including Participating Piggy-Back Holders), in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of CAM held by each such selling security holder) and
      (C) any securities CAM proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities;

            4. Blackout Periods. CAM shall have the right to delay the filing or effectiveness of a Registration Statement required pursuant to Sections 2 or 3 hereof during no more than two (2) periods aggregating to not more than 90 days in any twelve-month period (a "Blackout Period") in the event that (i) CAM would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of CAM's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect or interfere with any financing, acquisition, merger, disposition of assets (not in the ordinary course of business), corporate reorganization or other similar transaction in which CAM is engaged or in respect of which CAM proposes to engage in discussions or negotiations with respect to, or has proposed or taken a substantial step to commence, or there is an event or state of facts relating to CAM which is material to CAM the disclosure of which would, in the reasonable judgment of CAM be adverse to its interests; provided, however, that CAM shall delay during such Blackout Period the filing or effectiveness of any Registration Statement required pursuant to the registration rights of the holders of any securities of CAM. CAM shall promptly give the Holders written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.

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            5. Registration Procedures. If CAM is required by the provisions of
Section 2 or 3 to use its commercially reasonable efforts to effect the registration of any of its securities under the Securities Act, CAM will, as expeditiously as possible:

            (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such Securities by the holders thereof but not to exceed 30 days (except with respect to a Shelf Registration Statement which shall remain effective for a period not to exceed 180 days); provided, however, that before filing such Registration Statement or any amendments thereto (for purposes of this subsection, amendments shall not be deemed to include any filing that CAM is required to make pursuant to the Exchange Act), CAM shall furnish the representatives of the Holders referred to in Section 5(m) copies of all documents proposed to be filed, which documents will be subject to the review of such counsel. CAM shall not be deemed to have used its commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders of such Registrable Securities not being able to sell such Registrable Securities during that period, unless such action is required under applicable law;

            (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 30 days (except with respect to the Shelf Registration Statement, for which such period shall be 90 days);

            (c) furnish to such selling security holders such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), and of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

            (d) use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each Holder of such securities shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder (provided, however, that CAM shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that CAM shall not be required to qualify such

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      Registrable Securities in any jurisdiction in which the securities regulatory authority requires that any Holder submit any shares of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder agrees to do so), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

            (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 2 or 3, if the method of distribution is by means of an underwriting, on the date that the shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration, or if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (i) a signed opinion, dated such date, of the independent legal counsel representing CAM for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction; and (ii) letters dated such date and the date the offering is priced from the independent certified public accountants of CAM, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letters to such Holders, then to CAM (A) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of CAM included in the Registration Statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and (B) covering such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letters) with respect to the registration in respect of which such letter is being given as such underwriters or the Holders holding a majority of the Registrable Securities included in such registration, as the case may be, may reasonably request and as would be customary in such a transaction;

            (f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

            (g) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make earnings statements satisfying the provisions of Section 11(a) of the Securities Act generally available to the Holders no later than 45 days after the end of any twelve-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten public offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of CAM's

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      first fiscal quarter commencing after the effective date of the
      Registration Statement, which statements shall cover said twelve-month periods;

            (h) use its commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by CAM are listed or traded;

            (i)   give written notice to the Holders:

                  (i) when such Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

                  (ii) of any request by the Commission for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;

                  (iii) of the issuance by the Commission of any stop order
            suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;

                  (iv) of the receipt by CAM or its legal counsel of any notification with respect to the suspension of the qualification of any security of CAM for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires CAM to make changes in such Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

            (j) use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;

            (k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);

            (l) upon the occurrence of any event contemplated by Section 5(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If CAM notifies the Holders in accordance with Section 5(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders

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      shall suspend use of such prospectus and use their reasonable efforts to return to CAM all copies of such prospectus (at CAM's expense) other than permanent file copies then in such Holder's possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 5(l);

            (m) make reasonably available for inspection by the representatives of the Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of CAM and cause CAM's officers, directors and employees to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration; and

            (n) use reasonable efforts to procure the cooperation of CAM's transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

            It shall be a condition precedent to the obligation of CAM to take any action pursuant to this Agreement in respect of the Securities which are to be registered at the request of any Holder that such Holder shall furnish to CAM such information regarding the Securities held by such Holder and the intended method of disposition thereof as CAM shall reasonably request and as shall be required in connection with the action taken by CAM.

            6. Expenses. All expenses incurred in connection with each registration pursuant to Sections 2 and 3 of this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance), fees of the NASD or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for CAM, fees and expenses of CAM and the underwriters relating to "road show" investor presentations, including the cost of any aircraft chartered for such purpose, and the fees and disbursements of one counsel for the selling Holders (which counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities being registered), shall be paid by CAM, except that:

            (a) all such expenses in connection with any amendment or supplement to a Registration Statement or prospectus filed more than 30 (or in the case of a Shelf Registration Statement, 90 days) days after the effective date of such Registration Statement because any Holder has not effected the disposition of the Securities requested to be registered shall be paid by such Holder;

            (b) The Holders shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for their account in connection with any

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      registrations, filings and qualifications made pursuant to this Agreement and (ii) any fees and expenses incurred in respect of counsel or other advisors to the Holders.

            7. Rule 144 and Rule 144A Information. (a) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, at all times after 90 days after any Registration Statement covering securities of CAM shall have become effective, CAM agrees to:

            (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of CAM under the Securities Act and the Exchange Act; and

            (iii) furnish to each Holder of Registrable Securities forthwith upon request a written statement by CAM as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of CAM, and such other reports and documents so filed by CAM as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Securities without registration.

            (b) At all times during which CAM is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, it will provide, upon the written request of any holder of Registrable Securities in written form (as promptly as practicable and in any event within 15 Business
Days), to any prospective buyer of such stock designated by such holder, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act.

            8. Indemnification and Contribution.

            (a) CAM shall indemnify and hold harmless each Holder, such Holder's directors and officers, if any, each person who participates in the offering of such Registrable Securities, including underwriters (as defined in the Securities Act), and each person, if any, who controls such Holder or participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Holder, such Holder's directors and officers, such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CAM (which consent shall not be unreasonably withheld); provided, further, that CAM shall not be liable to any Holder, such Holder's directors and officers, participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, such Holder's directors and officers, participating person or controlling person; provided, further, that CAM shall not be liable to any of John P. Calamos, Nick P. Calamos or John P. Calamos, Jr., or any Person controlled by any such individual (or such Person's directors and officers, participating person or controlling person), hereunder in their capacity as a Holder so long as such individual is a director or executive officer of CAM. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, participating person or controlling person, and shall survive the transfer of such securities by such Holder.

            (b) Each Holder requesting or joining in a registration severally and not jointly shall indemnify and hold harmless CAM, each of its directors and officers, each person, if any, who controls CAM within the meaning of the Securities Act, and each agent and any underwriter for CAM (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which CAM or any such director, officer, controlling person, agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by CAM or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and provided, further, that the liability of each Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by such Holder under such registration statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

            (c) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. If the allocation provided in this paragraph (c) is not permitted by applicable law, the parties shall contribute based upon the relevant benefits received by CAM from the initial offering of the Securities on the one hand and the net proceeds received by the Holders from the sale of Securities on the other.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (d) Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnified Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnifying Party hereunder unless such failure is materially prejudicial to the Indemnifying Party. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action, or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel that either

(A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there are one or more legal defenses available to it which are substantially different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.

            (e) The agreements contained in this Section 8 shall survive the transfer of the Registered Securities by any Holder and sale of all the Registrable Securities pursuant to any registration statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or such director, officer or participating or controlling Person.

            9. Certain Additional Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement, CAM shall not be obligated to register the Registrable Securities of any Holder (i) if such Holder or any underwriter of such Registrable Securities shall fail to furnish to CAM necessary information in respect of the distribution of such Registrable Securities, or (ii) if such registration involves an underwritten offering, such Registrable Securities are not included in such underwritten offering on the same terms and conditions as shall be applicable to the other Securities being sold through underwriters in the registration or such Holder fails to enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwritten offering. In addition, each Holder agrees not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act and to enter into a customary lock-up agreement with the managing underwriter for an offering, during the 90-day period beginning on the effective date of any Demand Registration Statement (initiated by such Holder) or Piggy-Back Registration Statement or other underwritten offering (initiated by CAM) (except as part of such registration), and CAM agrees to use its commercially reasonable efforts to cause its executive officers to enter into a lock-up agreement of the same term, in each case if and to the extent requested by the managing underwriter for such offering and if CAM and its directors, executive officers and other significant stockholders enter into similar agreements.

            10. Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, CAM shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of CAM giving such holder or prospective holder any registration rights the terms of which are as or more favorable taken as a whole than the registration rights granted to the Holders hereunder unless CAM shall also give such rights to the Holders hereunder.

            11. No Inconsistent Agreements. CAM will not hereafter enter into any agreement with respect to its securities, which is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

            12. Selection of Managing Underwriters. In the event the Participating Demand Holders have requested an underwritten offering, the underwriter or underwriters shall be selected by CAM and shall be approved by the Holders of a majority of the shares being so registered, which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, CAM to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with CAM or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Subject to the provisions of Section 7(b), if any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw all its Registrable Securities by written notice to CAM, the managing underwriter and the other Holders participating in such registration. The securities so withdrawn shall also be withdrawn from registration.

            13. Term of Registration Rights. The rights of Holders with respect to the registration rights granted pursuant to this Agreement shall remain in effect, subject to the terms hereof, so long as there are Registrable Securities or securities which are convertible or exchangeable for Registrable Securities issued and outstanding.

            14. Miscellaneous.

            (a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of the Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

            (b) Amendments and Waivers. (i) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CAM and a majority in interest of the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders.

            (ii) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (c) Notice Generally. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section 14(c):

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

            (i) If to any Holder, at its last known address appearing on the books of CAM maintained for such purpose.

            (ii)  If to CAM, to

                  Calamos Asset Management, Inc.
                  1111 E. Warrenville Road
                  Naperville, Illinois 60563
                  Attention: James S. Hamman, Jr.
                  Facsimile: (630) 245-7511

or at such other address as may be substituted by notice given as herein provided.

            (d) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The registration rights of any Holder with respect to any Registrable Securities shall be transferred to any Person who is the transferee of such Registrable Securities. All of the obligations of CAM hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            (e) Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

            (f)   Governing Law; Submission to Jurisdiction; WAIVER OF JURY
TRIAL.

            (i) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

            (ii) Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any Illinois state or federal court sitting in Chicago, Illinois, Cook County, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

            (iii) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

            (g) Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

            (h) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            (i) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            (j) Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any Dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereto hereby waive the benefit of any rule of Law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     CALAMOS ASSET MANAGEMENT, INC.

                                     By: /s/ James S. Hamman
                                         ------------------------------------
                                         Name: James S. Hamman, Jr.
                                         Title: Executive Vice President

                                     CALAMOS FAMILY PARTNERS, INC.

                                     By: /s/ Nick P. Calamos
                                         ------------------------------------
                                         Name: Nick P. Calamos
                                         Title: Senior Executive Vice President

                                     By: /s/ John P. Calamos
                                         ------------------------------------
                                         Name: John P. Calamos
                                         Title: President

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